EXHIBIT 99.1

Nemus Bioscience Signs Agreement with Noramco to Manufacture Proprietary Cannabidiol Analog

Enhanced bioavailability could prove pivotal in providing neuroprotection in diseases of the retina

Long Beach, Calif., March 4, 2019 (GLOBE NEWSWIRE) -- Nemus Bioscience, Inc. (OTCQB: NMUS), focused on the development of cannabinoid-based therapeutics to address global medical indications, especially those of unmet medical need, today announced an agreement with Noramco, Inc. (Noramco) for the manufacturing and scale-up of Nemus’ proprietary analog of cannabidiol (CBD) licensed from the University of Mississippi. Noramco is a recognized, global producer and provider of controlled substances, including cannabinoids, to the pharmaceutical industry.

Unlike a prodrug which must be metabolized into the active drug form, an analog has its own intrinsic pharmaceutical activity. Early animal studies of the analog, cannabidiol-valine-hemisuccinate (CBDVHS), have demonstrated improved bioavailability when compared to CBD, based on chemical modifications to the molecule utilizing amide ester bioengineering developed at the University of Mississippi. These attributes, including cannabinoid-based neuroprotection, could be especially important in ocular diseases, where penetrance into the posterior chamber of the eye could potentially expand therapeutic options into diseases of the retina, like macular degeneration and diabetic retinopathy.

“Noramco is looking forward to working with Nemus and helping to advance the unique analog CBDVHS through process development and cGMP manufacturing,” commented Bill Grubb, Chief Innovation Officer and Vice-President of Global Business Development.

“Contracting with Noramco signals the launch of the CBD-analog program to advance this candidate molecule into pre-clinical development, with a near-term goal to conduct clinical trials to address diseases of the eye,” noted Brian Murphy, M.D., CEO-CMO of Nemus. “Noramco has particular expertise in working with cannabidiol and CBD-derivatives, making them a strategic part of the CBDVHS development plan.”

About Noramco

Noramco, headquartered in Wilmington, Delaware, is a leading North American producer of controlled substances bulk Active Pharmaceutical Ingredients (APIs) for the pharmaceutical industry. The company offers cannabinoids and other APIs for use in abuse deterrence, attention deficit disorder, pain management, and addiction management. Established in 1979, Noramco maintains production and R&D facilities in Delaware and Georgia (USA); and Neuhausen, Switzerland; and accesses agricultural operations in Tasmania through an affiliate, Tasmanian Alkaloids.

Additional information about Noramco can be obtained by visiting Noramco’s web site at www.Noramco.com

About Nemus Bioscience, Inc.

Nemus is a biopharmaceutical company, headquartered in Long Beach, California, focused on the discovery, development, and commercialization of bioengineered cannabinoid-based therapeutics for significant unmet medical needs in global markets. With proprietary technology licensed from the University of Mississippi, Nemus is developing novel ways to deliver cannabinoid-based drugs for specific indications with the aim of optimizing the clinical effects of such drugs while limiting potential adverse events. Nemus' strategy is to explore the use of proprietary synthetic compounds, alone or in combination with corporate partners.

Nemus is part of the Emerald Health group, which comprises multiple companies focused on developing pharmaceutical, botanical, and nutraceutical products providing wellness and medical benefits by interacting with the human body’s endocannabinoid system.

For more information, visit www.nemusbioscience.com

CONTACT

Nemus Investor Relations

PCG Advisory Group

Adam Holdsworth

Email: adamh@pcgadvisory.com

Phone: 646-862-4607

Doug Cesario

Chief Financial Officer

Email: doug@nemusbio.com

Phone: 949-336-3437

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements, including statements regarding our product development, business strategy, product milestones, timing of clinical trials and commercialization of cannabinoid-based therapeutics. Such statements and other statements in this press release that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition and stock price could be materially negatively affected. In some cases, forward-looking statements can be identified by terminology including “anticipated,” “contemplates,” “goal,” “focus,” “aims,” “intends,” “believes,” “can,” “could,” “challenge,” “predictable,” “will,” “would,” “may” or the negative of these terms or other comparable terminology. We operate in a rapidly changing environment and new risks emerge from time to time. As a result, it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements the Nemus may make. Risks and uncertainties that may cause actual results to differ materially include, among others, our capital resources, uncertainty regarding the results of future testing and development efforts and other risks that are described in the Risk Factors section of Nemus’ most recent annual or quarterly report filed with the Securities and Exchange Commission. Except as expressly required by law, Nemus disclaims any intent or obligation to update these forward-looking statements.

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